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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have issued our report dated February 14, 1996 accompanying the consolidated financial statements of ERP Operating Limited Partnership as of December 31, 1995 and for each of the two years in the period then ended. We consent to the incorporation by reference of the above report in the Registration Statement of ERP Operating Limited Partnership on Form S-4, and to the use of our name as it appears under the caption "Experts".


                                                          /s/ GRANT THORNTON LLP

                                                              GRANT THORNTON LLP
Chicago, Illinois
September 15, 1997